Exhibit 5.1

1290 AVENUE OF THE AMERICAS	MORRISON & FOERSTER LLP
NEW YORK NEW YORK 10104-0050	NEW YORK, SAN FRANCISCO, LOS ANGELES, PALO ALTO, SAN DIEGO, WASHINGTON, D.C.

TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900	DENVER, NORTHERN VIRGINIA, ORANGE COUNTY, SACRAMENTO, WALNUT CREEK, CENTURY CITY

www.mofo.com	TOKYO, LONDON, BEIJING, SHANGHAI, HONG KONG, SINGAPORE, BRUSSELS

September 13, 2005

Sonic Solutions

101 Rowland Way

Novato, CA 94945

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 filed by Sonic Solutions, a California corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on September 13, 2005 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 653,837 shares (the “Shares”) of the Company’s common stock, no par value per share.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Registration Statement.

As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance by the Company of the Shares. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by entities other than the Company, we have assumed that each other entity has the power and authority to execute and deliver, and to perform and observe the provisions of such documents, and the due authorization by each such entity of all requisite action and the due execution and delivery of such documents by each such entity. In addition, we have assumed that the Company’s Board of Directors that approved the issuance of the Shares was validly elected.

In connection with this opinion, we have examined such records, documents, certificates of public officials and the Company, made such inquiries of officials of the Company and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares are legally and validly issued, fully paid and non-assessable.

September 13, 2005

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We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of California as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement and any amendments thereto. We also consent to the use of our name in the related prospectus under the heading “Legal Matters.”

Sincerely,

/s/ Morrison & Foerster LLP